UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 20, 2014

ARC Document Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Walnut Creek, California	94596

(Address of Principal Executive Offices)	(Zip Code)

(925) 949-5100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2014 (the “Closing Date”), ARC Document Solutions, LLC, a subsidiary of ARC Document Solutions, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto.
The Credit Agreement provides for the extension of term loans (“Term Loans”) in an aggregate principal amount of $175 million, the entirety of which was disbursed on the Closing Date in order to pay outstanding obligations under the Company’s Term Loan Credit Agreement dated as of December 20, 2013 among the Company, JPMorgan Chase, Bank, N.A. as administrative agent and the lenders party thereto (the “Prior Term Loan Credit Agreement”). The Credit Agreement also provides for the extension of revolving loans (“Revolving Loans”) in an aggregate principal amount not to exceed $30 million. The Revolving Loan facility under the Credit Agreement replaces the Company’s Credit Agreement dated as of January 27, 2012 among the Company, certain of its subsidiaries, Wells Fargo Bank, National Association, as agent, and Wells Fargo Capital Finance Corporation Canada, as agent (the “Prior Revolving Credit Agreement”). The Company may request incremental commitments to the aggregate principal amount of Term Loans and Revolving Loans available under the Credit Agreement by an amount not to exceed $75 million in the aggregate. Unless an incremental commitment to increase the Term Loan or provide a new term loan matures at a later date, the obligations under the Credit Agreement mature on November 20, 2019.
Loans borrowed under the Credit Agreement bear interest, in the case of LIBOR rate loans, at a per annum rate equal to the applicable LIBOR rate, plus a margin ranging from 1.50% to 2.50%, based on the Company’s Total Leverage Ratio (as defined in the Credit Agreement). Loans borrowed under the Credit Agreement that are not LIBOR rate loans bear interest at a per annum rate equal to (i) the greatest of (A) the Federal Funds Rate plus 0.50%, (B) the one month LIBOR rate plus 1.00% per annum, and (C) the rate of interest announced, from time to time, by Wells Fargo Bank, National Association as its “prime rate,” plus (ii) a margin ranging from 0.50% to 1.50%, based on the Company’s Total Leverage Ratio.
The Company will pay certain recurring fees with respect to the credit facility, including administration fees to the administrative agent.
Subject to certain exceptions, including in certain circumstances, reinvestment rights, the loans extended under the Credit Agreement are subject to customary mandatory prepayment provisions with respect to: the net proceeds from certain asset sales; the net proceeds from certain issuances or incurrences of debt (other than debt permitted to be incurred under the terms of the Credit Agreement); the net proceeds from certain issuances of equity securities; and net proceeds of certain insurance recoveries and condemnation events of the Company.
The Credit Agreement contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the ability (subject to various exceptions) of the Company and its subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; sell certain property or assets; engage in mergers or other fundamental changes; consummate acquisitions; make investments; pay dividends, other distributions or repurchase equity interest of the Company or its subsidiaries; change the nature of their business; prepay or amend certain indebtedness; engage in certain transactions with affiliates; amend their organizational documents; or enter into certain restrictive agreements. In addition, the Credit Agreement contains financial covenants which require the Company to maintain (i) at all times, a Total Leverage Ratio in an amount not to exceed 3.25 to 1.00 through the Company’s fiscal quarter ending September 30, 2016, and thereafter, in an amount not to exceed 3.00 to 1.00; and (ii) a Fixed Charge Coverage Ratio (as defined in the Credit Agreement), as of the last day of each fiscal quarter, in an amount not less than 1.25 to 1.00.
The Credit Agreement contains customary events of default, including with respect to: nonpayment of principal, interest, fees or other amounts; failure to perform or observe covenants; material inaccuracy of a representation or warranty when made; cross-default to other material indebtedness; bankruptcy, insolvency and dissolution events; inability to pay debts; monetary judgment defaults; actual or asserted invalidity or impairment of any definitive loan documentation, repudiation of guaranties or subordination terms; certain ERISA related events; or a change of control.
The obligations of the Company’s subsidiary that is the borrower under the Credit Agreement are guaranteed by the Company and each other United States domestic subsidiary of the Company. The Credit Agreement and any interest rate protection and other hedging arrangements provided by any lender party to the Credit Facility or any affiliate of such a lender are secured on a first priority basis by a perfected security interest in substantially all of the borrower’s, the Company’s and each guarantor’s assets (subject to certain exceptions).
A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Credit Agreement contained herein is qualified in its entirety by the full text of such exhibit.
Item 1.02.    Termination of a Material Definitive Agreement.

Concurrently with the Company’s entry into the Credit Agreement described in Item 1.01 above, the Company paid in full and terminated the Prior Term Loan Credit Agreement and the Prior Revolving Credit Agreement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference herein.

Item 8.01.    Other Events.

On November 20, 2014, the Company issued a press release announcing that it had entered into the Credit Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Credit Agreement, dated November 20, 2014, among ARC Document Solutions, LLC, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto.

99.1	Press Release issued by ARC Document Solutions, Inc. dated November 20, 2014.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2014	ARC DOCUMENT SOLUTIONS, INC.
	By:	/s/ K. Suriyakumar
K. Suriyakumar
Chairman, President and Chief Executive Officer